UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

GREEN AUTOMOTIVE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-54049	22-3680581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2618 San Miguel, Suite 203

Newport Beach, CA 92660

 (Address of principal executive offices)  (zip code)

(310) 884-3332

 (Registrant’s telephone number, including area code)

5495 Wilson Street

Riverside, California 92509

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2015, Carter Read resigned his positions as our interim President, Secretary and as a member of our Board of Directors.  On July 20, 2015, he resigned from positions with Newport Coachworks, Inc., our wholly-owned subsidiary.  Mr. Read did not hold any positions on any Board committees at the time of his resignation. We are not aware of any disagreements Mr. Read had with us required to be disclosed under this Item.  We will (i) provide Mr. Read with a copy of this disclosure in Item 5.02  the same day we file this Form 8-K with the Commission; and (ii) provide Mr. Read with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which he does not agree; and (iii) file any letter received by us from Mr. Read with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by us.

On August 12, 2015, our Board of Directors appointed Mr. Fred Luke as our President and Secretary, and appointed Ms. Agnes Cha as our Treasurer, effective on August 12, 2015.

Fred Luke, age 68, was appointed President and Secretary on August 12, 2015.  He has been a member of our Board of Directors since January 11, 2011.  Mr. Luke was previously our President from 2011 to 2012.  Mr. Luke has over 40 years of experience in providing operational and financial consulting services.  He has assisted companies with entity formation and business planning, multi-national mergers and acquisitions, reverse mergers, corporate finance, debt restructuring, and arranging conventional debt and equity financing.  Since 1970, Mr. Luke has provided consulting and management services and has served as a director, chairman, chief accounting officer, president and chief executive officer of over 100 public and privately-held companies.  He has worked in Asia, Europe, Canada, and North Africa.  Mr. Luke’s clients have been active in various business segments, domestic banking, the creation of domestic and foreign tax shelters, telecommunications, commercial airlines, real estate, domestic film financing, clothing and food manufacturing, casino gaming and hotel operations, oil and gas exploration, oil and gas transportation and refining, alternative energy, equipment leasing, network marketing, and international finance.  Mr. Luke’s prior experience of over forty years of assisting companies with entity formation and business planning, multi-national mergers and acquisitions, reverse mergers, corporate finance, debt restructuring, and arranging conventional debt and equity financing, along with his previous experience with the Company, led us to believe that the Company needs to have Mr. Luke back in an executive management position, not just on our Board of Directors.

Mr. Luke does not own any shares of our common stock or preferred stock and has not received or accrued any compensation of any kind from the Company for over one and one-half years, but does have an option to acquire 2,000,000 shares of our common stock at a price of $0.42 per share.

Agnes Cha is our Senior Vice President, Corporate Affairs and a member of our Board of Directors, positions she has held since May 14, 2015.  Since June 6, 2014, Ms. Cha has been the Senior Vice President of Corporate Affairs of BRAC Global Automotive, Inc. where her current responsibilities include negotiating contracts, determining business trade terms, advising on potential deals and acquisitions, and assisting with financing transactions.  Prior to founding BRAC, Ms. Cha worked for Daewoo Motor America, Inc., where she served as its Associate General Counsel.  She then served as the General Counsel, Corporate Secretary, and a member of the Board of Directors for StarPoint U.S.A., Inc.  Ms. Cha received her B.A. from Vassar College and her J.D. from Brooklyn Law School.  Ms. Cha’s prior experience in the automotive industry, as well as her experience as a corporate secretary and member of a Board of Directors of an automotive company makes Ms. Cha an ideal director for our company considering our primary business plan of manufacturing and selling vehicles and buses.

Ms. Cha owns 150,000 shares of our Series A Convertible Preferred Stock, subject to certain forfeiture and voting conditions.

Except for the shares of Series A Preferred Stock noted above, neither Mr. Rainwater nor Ms. Cha has received any compensation from the Company since their appointment as officers and Directors of the Company.  In fact, Mr. Carter Read and his family members reportedly working for Newport Coachworks, and other Newport Coachworks employees are the only individuals since the resignation of Mr. Ian Hobday, to have taken any compensation from Newport Coachworks or Green Automotive Company.

Section 7 - Regulation FD

Item 7.01   Regulation FD Disclosure.

On August 21, 2015, we issued a press release announcing the appointment of Fred Luke to the positions of President and Secretary, as well as the resignation of Carter Read and issues surrounding the Newport Coachworks’ assets and its leased facility in Riverside, CA.  A copy of the press release is attached to this Current Report on Exhibit 99.1

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Section 8 - Other Events

Item 8.01   Other Events.

On or about July 21, 2015, our current management became aware that the landlord of Newport Coachworks’ warehouse and manufacturing facility located on Wilson Street in Riverside, California, had locked our personnel out of the facility due to failure to timely pay the rent.  At the time we were locked out of the facility, certain assets of Newport Coachworks were inside.  We also became aware that the facility may have been leased to a different shuttle bus manufacturing company, unrelated to us.  We are currently negotiating with the landlord of the Wilson Street facility, as well as the new tenant, regarding the facility and Newport Coachworks’ assets in the hopes of repossessing the facility and gaining possession of Newport Coachworks’ assets.  Those negotiations are ongoing.    We are also attempting to determine from Mr. Read and the landlord of the Wilson Street facility exactly what has happened with Newport Coachworks and its assets and determine the exact nature of the relationship, if any, between those parties.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits

99.1

Press Release dated August 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN AUTOMOTIVE COMPANY

	By:	/s/ Fred Luke
August 25, 2015	Fred Luke, President